NEWS RELEASE
July 1, 2015

FOR IMMEDIATE RELEASE
Contact: Michael J. Blodnick
(406) 751-4701

GLACIER BANCORP, INC.
ANNOUNCES RETIREMENT OF DIRECTOR

KALISPELL, MONTANA - Glacier Bancorp, Inc. (NASDAQ GS: GBCI) announced today that director Allen J. Fetscher has retired from the board of directors due to health reasons. Fetscher’s retirement was effective on June 30, 2015. Fetscher served on the GBCI board for 18 years and the Company thanks him for his dedicated service as a director.

Glacier Bancorp, Inc. is the parent company for Glacier Bank, Kalispell and bank divisions First Security Bank of Missoula; Valley Bank of Helena; Big Sky Western Bank, Bozeman; Western Security Bank, Billings; and First Bank of Montana, Lewistown; all operating in Montana; as well as Mountain West Bank, Coeur d’Alene, with operations in Idaho, Utah and Washington; 1st Bank, Evanston, operating in Wyoming and Utah; Citizens Community Bank, Pocatello, operating in Idaho; Bank of the San Juans, Durango, operating in Colorado; First Bank of Wyoming, Powell, and First State Bank, Wheatland, both operating in Wyoming; and North Cascades Bank, Chelan, with operations in Washington.